                                                                Exhibit No. 21.1


                     New Hampshire Thrift Bancshares, Inc.
                          Subsidiary of the Registrant


                           Percentage             State of
       Subsidiary         of Ownership          Incorporation
       ----------         -------------         -------------
                                             Incorporated under the laws
Lake Sunapee Bank, fsb        100%           of the United States


Subsidiaries of Lake Sunapee Bank, fsb: Lake Sunapee Group, Inc. and Lake Sunapee Financial Services Corp. Both subsidiaries are 100% owned by Lake Sunapee Bank and are incorporated in the State of New Hampshire.